Exhibit 1.4

HEALTHCARE REALTY TRUST INCORPORATED

9,000,000 SHARES

SALES AGENCY FINANCING AGREEMENT

March 29, 2013

Scotia Capital (USA) Inc.

One Liberty Plaza

165 Broadway, 25th Floor

New York, New York 10006

Ladies and Gentlemen:

HEALTHCARE REALTY TRUST INCORPORATED, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with Scotia Capital (USA) Inc. (“Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Agent, acting as agent and/or principal, up to 9,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Shares”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in this Section 1 on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and Agent shall have no obligation in connection with such compliance. The issuance and sale of Shares through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and automatically effective, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Shares.

The Company has also entered into sales agreements dated as of even date hereof with each of RBC Capital Markets, LLC (“RBC”), Cantor Fitzgerald & Co. (“CF&Co”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (the “March 2013 Sales Agreements”). The aggregate number of Common Shares that may be sold pursuant to this Agreement and the March 2013 Sales Agreements shall not exceed 9,000,000 shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-172368), including a base prospectus, relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company will furnish to Agent, for use by Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, as declared effective by the Commission, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule

424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (a “Free Writing Prospectus”), as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System or its Interactive Data Electronic Applications System (“EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell all or a portion of the Shares hereunder (each, a “Placement”), it will notify Agent by e-mail notice substantially in the form attached hereto as Schedule 1 (or other method mutually agreed to in writing, including email, by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”). The Placement Notice shall originate from any of the individual representatives of the Company set forth on Schedule 2 (with a copy to each of the other individual representatives of the Company listed on such schedule), and shall be addressed to each of the individual representatives of Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated pursuant to the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Agent in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Agent will have any obligation whatsoever with respect to a Placement of any Placement Shares unless and until the Company delivers a Placement Notice to Agent and Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Placement Shares by the Agent, and the Agent shall not be obligated to offer or sell any Placement Shares during (1) any period in which the Company is, or could be deemed to be, in possession of material non-public information or (2) any period in which sales by the Company would be prohibited pursuant to the Company’s blackout policy applicable to sales under this Agreement, which policy has been disclosed to the Agent (each such period a “Blackout Period”). The Company will promptly notify the Agent of any change to such Blackout Period.

3. (a) Sale of Placement Shares by Agent. Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”), to sell such Placement Shares up to the amount specified and otherwise in accordance with the terms of such Placement Notice. Agent will provide written confirmation (including by email) to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. After consultation with the Company and subject to the terms of the Placement Notice, Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Shares or to or through a market maker. After consultation with the Company and subject to the terms of the Placement Notice, Agent may also sell Placement Shares in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that Agent will be successful in selling Placement Shares, (ii) Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3, and (iii) Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.

(b) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Common Shares shall be effected by or through only one of Agent, RBC, CF&Co or Merrill Lynch on any single given day, and the Company shall in no event request that any two of them sell Common Shares on the same day, provided that, the Company and Agent agree that nothing herein shall prohibit the Company from terminating a Placement Notice and issuing a subsequent Placement Notice to either RBC, CF&Co, Merrill Lynch or Agent on the same day, provided further that, prior to the issuance of any subsequent Placement Notice, the Company shall have terminated any outstanding Placement Notice in accordance with Section 4.

4. Suspension of Sales. The Company or Agent may, upon notice to the other party in writing (including by e-mail correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or e-mail correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Agent for such Placement Shares, after deduction for (i) Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Agent hereunder pursuant to Section 7(h) (Expenses) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Agent’s or its designee’s account (provided Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, it will (i) hold Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that the Company shall not be obligated to so indemnify and reimburse Agent if the Placement Shares are not delivered due to (i) a suspension or material limitation in trading in securities generally on the Exchange, the American Stock Exchange or the NASDAQ; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (iv) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Agent that as of (i) the date of this Agreement, (ii) each Representation Date (as defined in Section 7(n) below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, (iii) the date on which any Placement Notice is given hereunder, (iv) as of the time of each sale of Shares pursuant to this Agreement (each such time of sale, an “Applicable Time”) and (v) as of each Settlement Date, as the case may be:

(a) The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of the Shares contemplated hereby. At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. The Company has paid or will pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b) The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act on February 18, 2011. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(c) Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(d) The Company has delivered to Agent one complete copy of the Registration Statement and a copy of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Prospectus, as amended or supplemented, in such quantities and at such places as Agent has reasonably requested. The Prospectus delivered to Agent for use in connection with the offering of Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to Agent pursuant to Rule 430B(f)(2) of the Securities Act, as the case may be, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement or any amendment thereto in reliance upon and in conformity with written information relating to Agent furnished to the Company in writing by Agent expressly for inclusion in any of the aforementioned documents.

(f) Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, as of the date hereof, at each Representation Date, at each Applicable Time, and at each Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Prospectus, as amended or supplemented, in reliance upon and in conformity with written information relating to Agent furnished to the Company in writing by Agent expressly for inclusion in any of the aforementioned documents.

(g) Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) Each issuer Free Writing Prospectus, on its issue date, as of each Applicable Time, and as of each Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Agent specifically for use therein.

(i) This Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(j) The Company and its “Subsidiaries” (as defined in Section 6(m) hereof) have been duly incorporated or organized and are validly existing as corporations or organizations in good standing under the laws of the states or other jurisdictions in which they are incorporated or organized, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its Subsidiaries are duly qualified to do business as foreign corporations or organizations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole.

(k) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth in the Prospectus or as disclosed in writing to Agent prior to execution and delivery of this Agreement and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries which would give rise to a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth in the Prospectus.

(l) The issuance and sale of the Shares pursuant to this Agreement and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein or therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or violate any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s articles of incorporation or bylaws; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares pursuant to this Agreement or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the applicable Settlement Date, obtained under the Securities Act or as may be required by the Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by Agent.

(m) The Company has duly and validly authorized capital stock as set forth in the Prospectus; all outstanding Common Shares of the Company conform, and when issued the Shares will conform, to the description thereof in the Prospectus and the Shares, when issued and paid for in the manner described herein, will be duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof (except for those rights and restrictions relating primarily to the Company’s status as a REIT as described in Section 6(cc) hereof) pursuant to applicable law or the Company’s articles of incorporation or by-laws or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken prior to the execution of this Agreement. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company. The Company has no subsidiaries or affiliates (collectively, “Subsidiaries”) other than those identified in Exhibit 21 to the Company’s last filed Annual Report on Form 10-K (“Exhibit 21”) or as otherwise disclosed in the Company’s organizational chart dated February 28, 2013 (the “Organizational Chart”) provided to the Agent prior to the execution of this Agreement. The Company has no Material Subsidiaries (as defined below) other than as set forth on Schedule 6(ee). The Company owns, directly or indirectly, all of the outstanding capital stock of or other equity interests in each such subsidiary except as set forth in Exhibit 21 or in the Organizational Chart or except where failure to do so would not give rise to a Material Adverse Effect. Other than the Subsidiaries referred to above, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt of any other corporation or have any direct or indirect equity interest or ownership of long-term debt in any firm, partnership, joint venture, limited liability company, association or other entity, except as described in the Prospectus. The outstanding shares of capital stock of or other equity interests in the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in Exhibit 21 or in the Organizational Chart or except where failure to be so owned would not give rise to a Material Adverse Effect, are owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the Subsidiaries.

(n) The statements set forth in the Prospectus, as of its date of issue, describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(o) Each of the Company and its Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, each of the Company and its Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(p) All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(q) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on their businesses as described in the Prospectus, and neither the Company nor any of its Subsidiaries has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and its Subsidiaries and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect.

(r) Except in each case such as would not have a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple or valid, enforceable leasehold title to all items of real property and good and marketable title to all personal property owned by them or disclosed as owned by them in the Prospectus, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its Subsidiaries is held under valid, duly authorized, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; the Company and its Subsidiaries have title insurance on all real properties described in the Prospectus as having been financed by them pursuant to a mortgage loan in an amount at least equal to the aggregate principal amount of each such mortgage loan or in an amount at least equal to the aggregate acquisition price paid by the Company or its Subsidiaries for such properties and the cost of construction of the improvements located on such properties; and neither the Company nor any of its Subsidiaries has any notice or knowledge of any material claim of any sort which has been, or may be, asserted by anyone adverse to the Company’s or any of its Subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof. To the knowledge of the Company, no lessee of any portion of any of the properties described in the Prospectus is in default under its respective lease and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would, individually or in the aggregate, not have a Material Adverse Effect.

(s) No labor disturbance exists with the employees of the Company or any of its Subsidiaries or, to the Company’s knowledge, is imminent which, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the knowledge of the Company and its Subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

(t) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u) The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its articles of incorporation, by-laws, or governing documents. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than any such payment required or permitted by applicable law).

(w) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject, or to the Company’s knowledge, any person from whom the Company or any of its Subsidiaries acquired any of such property, or any lessee, sublessee or operator of any such property or portion thereof is a party, that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Registration Statement or the Prospectus; to the Company’s knowledge, no such proceedings are threatened or contemplated. Neither the Company nor any of its Subsidiaries has, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such properties, or portion thereof or any previous owner thereof has, received from any governmental authority notice of any material violation of any municipal, state or federal law, rule or regulation (including without limitation any such law, rule or regulation applicable to the health care industry) and including foreign, federal, state or local law or regulation relating to human health or safety or the environment or hazardous substances or materials concerning such properties, or any part thereof which has heretofore been cured, and neither the Company nor any of its Subsidiaries knows of any such violation, or any factual basis, occurrence or circumstance that would give rise to a claim under or pursuant to any such laws, rules or regulations which would, in any of the cases set forth in the sentence, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, none of the property owned or leased by the Company or any of its Subsidiaries is, to the knowledge of the Company, contaminated with any waste or hazardous substances, and neither the Company nor any of its Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” which owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., except to the extent that it would not have a Material Adverse Effect or a material adverse effect on any Material Subsidiary. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any seller, lessee, sublessee or operator of any such property, or portion thereof has, received from any governmental authority any written notice of any condemnation of or zoning change affecting such properties, or any part thereof that would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary and the Company does not know of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect, or a material adverse effect on any Material Subsidiary. No contract or document of a character required to be described in the Registration Statement, the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated therein is not so described, filed or incorporated by reference as required.

(x) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(y) The accounting firm which has audited the audited consolidated financial statements of the Company filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the Securities Act and the Exchange Act. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with or incorporated by reference and as a part of the Registration Statement or the Prospectus, are accurate in all material respects and present fairly in all material respects the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement and Prospectus comply in all material respects with the Securities Act and the Exchange Act and present fairly in all material respects the information shown therein. The pro forma financial statements and the related notes thereto included in or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the SEC’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Prospectus, Prospectus Supplement and any Issuer Free Writing Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the Exchange Act) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Registration Statement and Prospectus includes all financial statements and schedules required by Form S-3, the Securities Act and the Exchange Act. The interactive data in eXtensbile Business Reporting Language (XBRL) incorporated by reference in the Registration Statement and Prospectus has been prepared and filed with the SEC in accordance with the Commission rules and guidelines applicable thereto including instructions on use of Form S-3.

(z) Except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of the Shares or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement and the March 2013 Sales Agreements there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or Agent for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares pursuant to this Agreement.

(aa) The Company has not distributed and, prior to completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus Supplement, any Issuer Free Writing Prospectus or the Prospectus relating to such issuance.

(bb) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Shares, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(cc) (i) The Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under Sections 856 and 857 of the Code, (ii) the Company qualified as a REIT for all taxable years prior to 2013, and (iii) the Company’s current method of operation will enable it to meet the requirements for taxation as a REIT under the Code for 2013, and the Company intends to qualify as a REIT for all subsequent years.

(dd) Except as described in the Prospectus, neither the Company nor any of its Subsidiaries has either given or received any communication regarding the termination of, or intent not to renew, any of the leasehold interests of lessees in the Company’s and its Subsidiaries’ properties held under lease, any property operating agreement or any other agreement between the Company or its Subsidiaries and the operators of its properties or facilities, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge, any other party to any such lease, other than as would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Except for the Subsidiaries identified on Schedule 6(ee) to this Agreement (“Material Subsidiaries”), none of the Subsidiaries of the Company individually consist of more than 1.5%, or in the aggregate consist of more than 10%, of the Company’s (i) net assets, or (ii) revenues for the most recently ended quarterly period for which financial statements are available.

(ff) There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (collectively, the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 related to certifications.

(gg) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing any activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh) The statistical and market and industry-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required.

(ii) The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in internal controls; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; since the date of the most recent evaluation of such internal controls, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.

(jj) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the 1934 Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective.

(kk) Neither the Company nor any of its Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(ll) Any certificate signed by any officer of the Company and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company to Agent as to the matters covered thereby.

(mm) No Subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company or any other Subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company of from transferring any property or assets to the Company or to any other Subsidiary.

(nn) Other than this Agreement and the March 2013 Sales Agreements, the Company is not party to any agreement with an agent or underwriter for any other “at-the-market” or continuous public offering of Common Shares by the Company.

(oo) To the extent applicable to the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

7. Covenants of the Company. The Company covenants and agrees with Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information, (ii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Agent within a reasonable period of time before the filing and Agent has not reasonably objected thereto (provided, however, (A) that the failure of Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) that the Company has no obligation to provide Agent any advance copy of such filing or to provide Agent an opportunity to object to such filing if such filing does not name Agent or does not relate to the transactions contemplated hereunder) and the Company will furnish to Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance. The Company will file pursuant to applicable securities laws any other financial statements or schedules required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus at the time so required.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Agent under the Securities Act with respect to the offer and sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign entity or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Filings with the Exchange. The Company will timely file with the Exchange all material documents and notices required by the Exchange of companies that have or will issue securities that are traded on the Exchange.

(f) Delivery of Registration Statement and Prospectus. The Company will furnish to Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Agent may from time to time reasonably request and, at Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to Agent to the extent such document is available on EDGAR.

(g) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. “Earnings statement” and “make generally available” will have the meanings contained in Rule 158 under the Securities Act.

(h) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees, (iv) the printing and delivery to Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (v) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (vi) filing fees and expenses, if any, of the Commission and the Financial Industry Regulatory Authority, Corporate Financing Department.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(j) Notice of Other Sales. During the pendency of any Placement Notice given hereunder, the Company shall provide Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to Agent in advance.

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Agent pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Agent may reasonably request.

(m) Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through Agent, the Net Proceeds to the Company and the compensation payable by the Company to Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(n) Representation Dates; Certificate. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and (1) each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than a prospectus supplement filed in accordance with Section 7(m) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial statements (other than “furnished” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144), or financial statements required by Rule 3-14 of Regulation S-X, under the Exchange Act and (2) promptly after each reasonable request by the Agent (each date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(n) shall be a “Representation Date”); the Company shall furnish Agent with a certificate, in the form attached hereto as Exhibit 7(n) within three (3) Trading Days of any Representation Date if requested by Agent. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Agent sells any Placement Shares, the Company shall provide Agent with a certificate, in the form attached hereto as Exhibit 7(n), dated the date of the Placement Notice.

(o) Legal Opinion. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause to be furnished to Agent a written opinion of Waller Lansden Dortch & Davis, LLP (“Company Counsel”), or other counsel satisfactory to Agent, in form and substance satisfactory to Agent and its counsel, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish Agent with a letter (a “Reliance Letter”) to the effect that Agent may rely on a prior opinion delivered under this Section 7(o) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(p) Comfort Letter. On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(n) for which no waiver is applicable, the Company shall cause its independent registered public accounting firm (and any other independent registered public accounting firm whose report is included in the Registration Statement or the Prospectus) to furnish Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules adopted by the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than Agent; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(r) Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(s) Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(t) REIT Treatment. The Company currently intends to continue to elect to qualify as a real estate investment trust under the Code and will use all reasonable efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement. For the fiscal year ended December 31, 2012 the Company has retained BDO USA, LLP as its independent registered public accounting firm. In the course of its audit BDO USA, LLP reviewed the Company’s test procedures and conducted annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company monitors and maintains appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code. For the 2013 fiscal year the Company has engaged BDO USA, LLP to prepare an audit, including a review of the Company’s test procedures and to conduct annual compliance reviews designed to determine the Company’s compliance with REIT provisions of the Code. The Company will continue to monitor and maintain appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code

(u) Investment Company Act. The Company is familiar with the 1940 Act and the rules and regulations thereunder, and will in the future use its reasonable best efforts to ensure that the Company will not be an “investment company” within the meaning of the 1940 Act and the rules and regulations thereunder.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Agent in its capacity as principal or agent hereunder, neither Agent nor the Company (including its agents and representatives, other than Agent in its capacity as such) will, directly or indirectly, use, authorize, approve or refer to any free writing prospectus relating to the Shares to be sold by Agent as principal or agent hereunder.

(x) Sarbanes-Oxley Act. The Company, and each of the Material Subsidiaries, will use reasonable commercial efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded book value for assets is compared with the fair market value of such assets (computed in accordance with generally accepted accounting principles) at reasonable intervals and appropriate action is taken with respect to any differences. The Company will use reasonable commercial efforts to comply with all requirements imposed upon it by the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(y) Register and Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Shares.

(z) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by Agent under the Securities Act or the Exchange Act in connection with the sale of Shares, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to the Shares, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be.

8. Conditions to Agent’s Obligations. The obligations of Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the performance by the Company of its obligations hereunder, to the completion by Agent of a due diligence review satisfactory to Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Agent’s reasonable opinion is material, or omits to state a fact that in Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company or any Material Adverse Effect, or any development that could reasonably be expected to cause a Material Adverse Effect, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e) Legal Opinion. Agent shall have received the opinion of Company Counsel required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o).

(f) Comfort Letter. Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(p).

(g) Representation Certificate. Agent shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(h) No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange.

(i) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company shall have furnished to Agent such appropriate further information, certificates and documents as Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company shall have furnished Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall have reasonably requested.

(j) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(l) No Termination Event. There shall not have occurred any event that would permit Agent to terminate this Agreement pursuant to Section 11(a).

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless Agent, the directors, officers, partners, employees and agents of Agent and each person, if any, who (i) controls Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with Agent (a “Agent Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any Free Writing Prospectus approved by the Company in accordance with Section 7(v) hereof, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly or indirectly by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to Agent and furnished to the Company by Agent expressly for inclusion in any document as described in clause (x) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Agent Indemnification. Agent agrees to indemnify and hold harmless the Company, its directors, each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (a “Company Affiliate”) from and against any and all losses, claims, liabilities and expenses and damages described in the indemnity contained in Section 9(a), as and when incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to Agent and furnished to the Company by Agent expressly for inclusion in any document as described in clause (x) of Section 9(a) or with respect to statements or omissions, or alleged untrue statements or omissions, made in any Free Writing Prospectus used by Agent and not previously approved by the Company in accordance with Section 7(w) hereof.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party under this Section 9, notify such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Agent, the Company and Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand, and Agent, on the other. The relative benefits received by the Company on the one hand and Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Placement Shares (net of commissions to Agent but before deducting expenses) received by the Company bear to the total compensation received by Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company on the one hand, and Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or Agent, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was found not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act, and any officers, directors, partners, employees or agents of Agent, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Agent, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred, that, in the reasonable judgment of Agent, may materially impair the ability of Agent to sell the Placement Shares hereunder; (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(n), 7(o), or 7(p), Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required; or (iii) any other condition of Agent’s obligations hereunder is not fulfilled; or (iv), any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h) (Expenses), Section 9 (Indemnification), Section 10 (Survival of Representations), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) Agent shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through Agent and the March 2013 Sales Agreements on the terms and subject to the conditions set forth herein or therein; provided that the provisions of Section 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(h), Section 9, Section 10, Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date of receipt of such notice by Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to Agent, shall be delivered to Agent at Scotia Capital (USA) Inc., One Liberty Plaza, 165 Broadway, 25th Floor, New York, New York 10006, fax no. (212) 225-6852, Attention: Richard Agata, and Bryan Cave LLP, One Metropolitan Square, 211 N. Broadway Suite 3600, St. Louis, Missouri 63102, fax no. (314) 552-8711, Attention: William L. Cole; or if sent to the Company at 3310 West End Avenue, Suite 700, Nashville, TN 37203, attention: General Counsel, facsimile number (615) 269-8461, with a copy to Waller Lansden Dortch & Davis, LLP, Attention: James H. Nixon III, facsimile number (615) 244-6804. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that Agent may assign its rights and obligations hereunder to an affiliate of Agent without obtaining the Company’s consent.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper, though neither party shall be precluded from removing an action that is subject to removal from state to federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company agrees that:

(a) Agent has been retained solely to act as sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether Agent has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company including stockholders, partners, employees or creditors of the Company.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

20. Definitions. As used in this Agreement, “GAAP” means United States generally accepted accounting principles.

If the foregoing correctly sets forth the understanding between the Company and Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Agent.

Very truly yours, HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Andrew E. Loope
Name: Title:	Andrew E. Loope Senior Vice President and Corporate Counsel

ACCEPTED as of the date first-above written: SCOTIA CAPITAL (USA) INC.

By:	/s/ James P. Morris
Name: Title:	James P. Morris Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject:	Sales Agency Financing Agreement—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agency Financing Agreement dated March 29, 2013 between HEALTHCARE REALTY TRUST INCORPORATED (the “Company”) and SCOTIA CAPITAL (USA) INC. (“Agent”) (the “Agreement”), I hereby request on behalf of the Company that Agent sell up to [            ] shares of the Company’s common stock, par value $0.01 per share, at a minimum market price of $[            ]per share [during the time period beginning on [            ] and ending on [            ]].

SCHEDULE 2

SCOTIA CAPITAL (USA) INC.

Jim Morris	jim.morris@scotiabank.com
Warren Dakin	warren.dakin@scotiabank.com

HEALTHCARE REALTY TRUST INCORPORATED

David R. Emery	demery@healthcarerealty.com
Scott W. Holmes	sholmes@healthcarerealty.com
Frederick M. Langreck	rlangreck@healthcarerealty.com
John M. Bryant, Jr.	jbryant@healthcarerealty.com
B. Douglas Whitman, II	dwhitman@healthcarerealty.com
Andrew E. Loope	aloope@healthcarerealty.com

SCHEDULE 3

Compensation

Agent shall be paid compensation up to two percent (2.0%) of the gross proceeds from the sales of the Shares.

SCHEDULE 6(ee)

Clive Wellness Campus Building One, LLC

HR-Pima, LLC

HR MAC II, LLC

HR Acquisition I Corporation

HR Acquisition of Pennsylvania, Inc.

HR Acquisition of San Antonio, Ltd.

HR Lowry Medical Center SPE, LLC

HR of Briargate, LLC

HR of Carolinas, LLC

HR of Indiana, LLC

HR of Iowa, LLC

HR of Los Angeles, Ltd.

HR St. Francis MOB I SPE, LLC

HR St. Mary’s NW MOB SPE, LLC

HR St. Mary’s South MOB SPE, LLC

HR West Des Moines SPE, LLC

HRT of Illinois, Inc.

HRT of Roanoke, Inc.

HRT of Tennessee, Inc.

HRT Properties of Texas, Ltd.

Lakewood MOB, LLC

Pennsylvania HRT, Inc.

Roseburg Surgery Center, LLC

Stevens Pavilion LLC

Yakima Valley Subsidiary LLC

Exhibit 7(n)

OFFICER CERTIFICATE

The undersigned, the duly qualified and elected [            ] of HEALTHCARE REALTY TRUST INCORPORATED (the “Company”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(n) of the Sales Agreement dated March [     ], 2013 (the “Sales Agreement”) between the Company and [            ], that to the best of the knowledge of the undersigned:

(i) The representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct in all material respects as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

By:
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